NEWS RELEASE

For more information, contact: Allen Muhich Chief Financial Officer 503-615-1616 allen.muhich@radisys.com

RADISYS INCREASES FOURTH QUARTER GUIDANCE
HILLSBORO, OR – January 14, 2013 - Radisys Corporation (NASDAQ: RSYS), a leading provider of embedded wireless infrastructure solutions for telecom, aerospace, defense and public safety applications, announced that, based upon preliminary results which are subject to final review and audit, it expects fourth quarter revenue near the high end of the guidance range provided on October 30, 2012 and positive non-GAAP earnings per share compared to a previous guidance range of ($0.06) to breakeven. Strong Software-Solutions revenues enabled better than expected profitability.
“A strong finish to the year in our software and solutions business along with continued operational focus enabled us to return to profitability more quickly than originally expected,” commented Brian Bronson, Radisys President and Chief Executive Officer. “Additionally, we generated positive cash flow in the fourth quarter and have adequate liquidity to retire the $16.9 million of convertible debt coming due in February 2013. We will set a specific earnings release and conference call date over the next month. I look forward to sharing the full results for the quarter, go forward guidance, and an update on the strategic objectives we outlined in October at that time.”
Non-GAAP Financial Measure
This press release contains a non-GAAP financial measure – non-GAAP earnings per share – the calculation of which excludes certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense, (d) restructuring and acquisition-related charges (reversals), net, (e) impairment of goodwill, (f) gain on the liquidation of a foreign subsidiary, and (g) non-cash income tax expense. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.
The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP. In addition, non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.
The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
Forward Looking Statements
This press release contains forward-looking statements, including statements about the Company’s expected results for the fourth quarter of 2012. These forward-looking statements are based on the Company’s expectations and assumptions, as of the date such statements are made, regarding the Company’s future operating performance and financial condition, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration, (b) the Company’s use of one contract manufacturer for a significant portion of the production of its products, (c) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (d) fluctuations in currency exchange rates, (e) the ability of the Company to successfully integrate the business and operations of Continuous Computing and higher than expected costs of integration, (f) the Company’s ability to successfully manage the transition from 10G to 40G ATCA product technologies, (g) performance and customer acceptance of the Trillium line of products, (h) other factors listed in the Company’s reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys’ Annual Report on Form 10-K for the year ended December 31, 2011 and in Radisys’ subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company’s investor relations web site at http://investor.radisys.com/, or at the SEC’s website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of January 14, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Radisys
Radisys (NASDAQ: RSYS) is a leading provider of embedded wireless infrastructure solutions for telecom, aerospace, defense and public safety applications. Radisys' market-leading ATCA, IP Media Server and Com Express platforms coupled with world-renowned Trillium software, services and market expertise enable customers to bring high-value products and services to market faster with lower investment and risk. Radisys solutions are used in a wide variety of 3G & 4G / LTE mobile network applications including: Radio Access Networks (RAN) solutions from femtocells to picocells and macrocells, wireless core network applications, Deep Packet Inspection (DPI) and policy management; conferencing and media services including voice, video and data, as well as customized mobile network applications that support the aerospace, defense and public safety markets.

Radisys® and Trillium® are registered trademarks of Radisys.